Exhibit 5.3

Skadden, Arps, Slate, Meagher & Flom llp ONE MANHATTAN WEST NEW YORK, NY 10001 TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com
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May 20, 2026

Becton, Dickinson and Company
1 Becton Drive
Franklin Lakes, NJ 07417-1880

Becton Dickinson Euro Finance S.à r.l.
412F, route d’Esch
L-1471 Luxembourg

RE:	Becton, Dickinson and Company and
Becton Dickinson Euro Finance S.à r.l.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to Becton, Dickinson and Company, a New Jersey corporation (“BD”), in connection with the public offering by Becton Dickinson Euro Finance S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (“Becton Finance” and, together with BD, each, an “Opinion Party” and, collectively, the “Opinion Parties”), of €600,000,000 aggregate principal amount of Becton Finance’s 3.855% Notes due 2033 (the “Notes”) to be issued under the Indenture, dated as of May 17, 2019 (the “Base Indenture”), among Becton Finance, as issuer, BD, as guarantor (in its role as guarantor under the Indenture, the “Guarantor”), and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”), as amended and supplemented by the Sixth Supplemental Indenture thereto, dated as of May 20, 2026 (the “Sixth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Indenture provides that the Notes are to be guaranteed by the Guarantor (such guarantees, together with the Notes, the “Securities”).

Becton, Dickinson and Company
Becton Dickinson Euro Finance S.à r.l.
May 20, 2026

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)          the registration statement on Form S-3 (File Nos. 333-279084 and 333-279084-01) of the Opinion Parties relating to debt securities of Becton Finance and the guarantees of Becton Finance’s debt securities and other securities of BD filed with the Securities and Exchange Commission (the “Commission”) on May 2, 2024 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) and Post-Effective Amendment No. 2 thereto, including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on December 3, 2025 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b)          the prospectus, dated December 3, 2025 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)          the preliminary prospectus supplement, dated May 11, 2026 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)          the prospectus supplement, dated May 11, 2026 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e)          an executed copy of the Underwriting Agreement, dated May 11, 2026 (the “Underwriting Agreement”), among each Opinion Party, Barclays Bank PLC, BNP PARIBAS, Goldman Sachs & Co. LLC and Morgan Stanley & Co. International plc and the other underwriters named on Schedule I thereto (the “Underwriters”), relating to the sale by Becton Finance to the Underwriters of the Securities;

(f)           an executed copy of the Base Indenture, including Article 10 thereof containing the guaranty obligations of the Guarantor (the “Guarantee”);

(g)          an executed copy of the Sixth Supplemental Indenture; and

Becton, Dickinson and Company
Becton Dickinson Euro Finance S.à r.l.
May 20, 2026

(h)          the global certificate evidencing the Notes, executed by Becton Finance and registered in the name of The Bank of New York Depository (Nominees) Limited (the “Note Certificate”), delivered by Becton Finance to the Trustee for authentication and delivery.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Opinion Parties and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Opinion Parties and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Opinion Parties and others and of public officials, including the factual representations and warranties contained in the Transaction Documents.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York (the “Opined on Law”).

As used herein, “Transaction Documents” means the Underwriting Agreement, the Indenture and the Note Certificate.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.            When the Note Certificate has been duly executed by Becton Finance under the laws of the State of New York to the extent that such execution is governed by the laws of the State of New York, and when duly authenticated by the Trustee and issued and delivered by Becton Finance against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificate will constitute valid and binding obligations of Becton Finance, enforceable against Becton Finance in accordance with its terms under the laws of the State of New York.

2.            When the Note Certificate is duly authenticated by the Trustee and is issued and delivered by Becton Finance against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Guarantee will constitute the valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms under the laws of the State of New York.

Becton, Dickinson and Company
Becton Dickinson Euro Finance S.à r.l.
May 20, 2026

The opinions stated herein are subject to the following assumptions and qualifications:

(a)          we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and governmental orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)          we do not express any opinion with respect to any law, rule, regulation or order that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule, regulation or order is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)          except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d)          we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules, regulations or orders, or to the extent any such provision purports to waiver or alter, or has the effect of waiving or altering, any statute of limitations;

(e)          we do not express any opinion whether the execution or delivery of any Transaction Document by any Opinion Party, or the performance by any Opinion Party of its obligations under any Transaction Document to which such Opinion Party is a party will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of any Opinion Party or any of its subsidiaries;

(f)           the opinions stated herein are limited to the agreements and documents specifically identified in the opinions contained herein (the “Specified Documents”) without regard to any agreement or other document referenced in any Specified Document (including agreements or other documents incorporated by reference or attached or annexed thereto) and without regard to any other agreement or document relating to any Specified Document that is not a Transaction Document;

(g)          this opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type;

Becton, Dickinson and Company
Becton Dickinson Euro Finance S.à r.l.
May 20, 2026

(h)          subsequent to the effectiveness of the Base Indenture and immediately prior to the effectiveness of the Sixth Supplemental Indenture, the Base Indenture has not been amended, restated, supplemented or otherwise modified in any way that affects or relates to the Notes Certificate other than by the applicable Transaction Documents relating to such Securities;

(i)           we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(j)           we have assumed that the corporate secretary of the Guarantor has accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment.  Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(k)          we do not express any opinion with respect to the enforceability of Section 10.01 of the Base Indenture to the extent that such section provides that the obligations of the Guarantor are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture or the effect thereof on the opinions herein stated;

(l)           we call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion;

(m)         we have assumed that the choice of the Euro as the currency in which the Securities are denominated does not contravene any exchange control or other laws of the European Union, and further we call to your attention that a court may not award a judgment in any currency other than U.S. dollars; and

(n)          to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have also assumed that, at all applicable times:

(a)          each Opinion Party (i) was duly incorporated or formed, as applicable, and is validly existing and in good standing, (ii) had requisite legal status and legal capacity under the laws of the jurisdiction of its organization or formation, as applicable, and (iii) had complied and will comply with all aspects of the laws of the jurisdiction of its organization or formation, as applicable, in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents to which such Opinion Party is a party;

Becton, Dickinson and Company
Becton Dickinson Euro Finance S.à r.l.
May 20, 2026

(b)          each Opinion Party had the corporate or other requisite organizational, as applicable, power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents to which such Opinion Party is a party;

(c)          each of the Transaction Documents to which an Opinion Party is a party had been duly authorized, executed and delivered by all requisite corporate or other requisite organizational, as applicable, action on the part of such Opinion Party;

(d)          neither the execution and delivery by each Opinion Party of the Transaction Documents to which such Opinion Party is a party nor the performance by such Opinion Party of its obligations thereunder, including the issuance and sale of the Notes: (i) conflicted or will conflict with the certificate of incorporation or articles of association, as applicable, by-laws or any other comparable organizational document of any Opinion Party, (ii) constituted or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which any Opinion Party or its property is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or BD’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025), (iii) contravened or will contravene any order or decree of any governmental authority to which any Opinion Party or its property is subject, or (iv) violated or will violate any law, rule or regulation to which any Opinion Party or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(e)          neither the execution and delivery by each Opinion Party of the Transaction Documents to which such Opinion Party is a party nor the performance by such Opinion Party of its obligations thereunder, including the issuance and sale of the Notes, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. We also hereby consent to the filing of this opinion letter with the Commission as an exhibit to BD’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement.  This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Becton, Dickinson and Company
Becton Dickinson Euro Finance S.à r.l.
May 20, 2026

Very truly yours,

RJD

/s/ Skadden, Arps, Slate, Meagher & Flom LLP